SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) January 16, 2004
S&T Bancorp, Inc ____________________________________________________________ (Exact Name of Registrant as Specified in its Charter)
Pennsylvania _________________ (State or Other Jurisdiction of Incorporation)	0-12508 _________________ (Commission File Number)	25-1434426 _________________ (IRS Employer Identification No.)

43 South Ninth Street, Indiana, PA __________________________________________ (Address of Principal Executive Offices)	15701 ___________________ Zip Code

Registrant's telephone number, including area code	(800) 325-2265 ___________________

Item 12 - Results of Operations and Financial Condition

S&T Bancorp, Inc. today announced earnings for the fourth quarter and the year ended December 31, 2003. Diluted earnings per share increased 2 percent in the fourth quarter to $0.49 per share from $0.48 per share in the fourth quarter of 2002. Net income also increased 2 percent to $13.2 million from $12.9 million in the comparable period one year ago.

For the year ended December 31, 2003, diluted earnings per share increased 7 percent to $1.94 from $1.81 in 2002. Net income increased 7 percent to $51.8 million from $48.6 million in 2002.

Item 7 - Financial Statements, Proforma Financial Information and Exhibits (c) Exhibits (99) Press Release
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.
January 16, 2004	S&T Bancorp, Inc. /s/ Robert E. Rout Robert E. Rout Executive Vice President, Chief Financial Officer and Secretary